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                             Deloitte & Touche LLP

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                           Washington, DC 20036-3564
                           Telephone: (202) 955-4000
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INDEPENDENT AUDITORS' REPORT

Boards of Directors
Citizens Bancorp and
Crestar Financial Corporation

We have audited the accompanying consolidated balance sheets of Citizens Bancorp and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We  conducted  our  audits  in  accordance  with  generally   accepted  auditing
standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Citizens Bancorp and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

January 16, 1997